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                                                                    EXHIBIT 32.1

                         CERTIFICATION UNDER SECTION 906
                        OF THE SARBANES-OXLEY ACT OF 2002



Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned certifies that this periodic report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that information contained in this periodic report fairly presents, in all material respects, the financial condition and results of operations of Ask Jeeves, Inc.


August 5, 2003                       /s/ A. George (Skip) Battle
                                     ------------------------------------------
                                     A. George (Skip) Battle
                                     Chief Executive Officer


August 5, 2003                       /s/ Steven J. Sordello
                                     ------------------------------------------
                                     Steven J. Sordello
                                     Chief Financial Officer

This certification accompanies this periodic report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed "filed" for purposes of
Section 18 of the Exchange Act, or otherwise subject to the liability of that section. This certification shall not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the registrant specifically incorporates it by reference.

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